                                                                Exhibit 23(p)(v)

                            STANDISH AYER &WOOD, INC.

                   STANDISH INTERNATIONAL MANAGEMENT CO., LLC

                                 CODE OF ETHICS

A.       STATEMENT OF POLICY.

         This Code of Ethics is based upon the principle that the officers, directors and employees of Standish, Ayer & Wood, Inc. and Standish International Management Co., LLC (each, the "Adviser") owe a fiduciary duty to the investment companies registered under the Investment Company Act of 1940 (each a "Fund") and other clients for which the Adviser acts as investment adviser or subadviser. Accordingly, each officer, director and employee of the Adviser should conduct personal trading activities in a manner that does not interfere with a client's portfolio transactions or take advantage of a relationship with any client. Persons covered by this Code of Ethics must adhere to these general principles as well as the Code's specific requirements.

         The fundamental position of the Adviser is that in effecting personal securities transactions personnel of the Adviser must place at all times the interests of clients ahead of their own pecuniary interests. All personal securities transactions by these persons must be conducted in accordance with this Code of Ethics and in a manner to avoid any actual or potential conflict of interest or any abuse of any person's position of trust and responsibility. Further, these persons should not take inappropriate advantage of their positions with or on behalf of a client. Without limiting the foregoing, it is the intention of the Adviser that this Code of Ethics not prohibit personal securities transactions by the Adviser's personnel made in accordance with the letter and the spirit of the Code.

B.       DEFINITIONS.

         For purposes of this Code of Ethics, the following definitions will apply:

         1. ACCESS PERSON. The term "ACCESS PERSON" means any director, officer or advisory person (as defined below) of the Adviser.

         2. ACQUISITION. The term "acquisition" or "acquire" includes the receipt of any gift of COVERED Securities.

         3. ADVISORY PERSON. The term "ADVISORY PERSON" means

               (a) Every employee or on-site independent contractor of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of COVERED SECURITIES (as defined below) by a Fund or other client, or whose functions relate to the making of any


Dated June 2, 2000
               recommendations concerning the purchase or sale of COVERED SECURITIES by a Fund or other client; and

               (b) Every natural person in a control relationship to the Adviser who obtains information concerning recommendations made to a Fund concerning the purchase or sale of a COVERED SECURITY and every other employee or on-site independent contractor of the Adviser designated as an ACCESS PERSON by the CODE OF ETHICS SUPERVISOR.

         4. BENEFICIAL OWNERSHIP. The term "BENEFICIAL OWNERSHIP" means a direct or indirect "pecuniary interest" (as defined in subparagraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934 (the "1934 Act")) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph
         (a)(2) of Rule 16a-1 is complex, this term generally means the opportunity directly or indirectly to profit or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

               (a) ownership of securities by any of that person's immediate family members sharing the same household (including a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

               (b) the person's partnership interest in the portfolio securities held by a general or limited partnership which such person controls;

               (c) the person's right to receive dividends from a security if this right is separate or separable from the underlying securities;

               (d) the person's interest in securities held by a trust under certain circumstances; and

               (e) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes (i) a broad-based index option or future, (ii) a right with an exercise or conversion privilege at a price that is not fixed, and (iii) a security giving rise to the right to receive another security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         5. CODE OF ETHICS SUPERVISOR. The term "CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser's compliance officer to (a) authorize or deny permission to purchase or sell COVERED SECURITIES, (b) receive and review reports of purchases and sales by ACCESS PERSONS and (c) receive and review other reports that may be required from time to time. The term "ALTERNATIVE CODE OF ETHICS SUPERVISOR" means the officer of the Adviser designated from time to time by the Adviser to perform the duties of the CODE OF ETHICS SUPERVISOR in connection with personal transactions by the CODE OF ETHICS SUPERVISOR or in the absence of the CODE OF ETHICS SUPERVISOR.


Dated June 2, 2000                                                  Page 2 of 12

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         6. CONFLICTS COMMITTEE. The term "CONFLICTS COMMITTEE" means any committee designated by the management of the Adviser to resolve conflicts of interest and oversee and enforce the Adviser's Code of Ethics (or any successor committee or person that performs substantially the same functions as the CONFLICTS COMMITTEE).

         7. CONTROL. The term "CONTROL" has the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that CONTROL means the power to exercise a controlling influence over the management or policies of the Adviser, unless such power is solely the result of an official position with the Adviser.

         8. COVERED SECURITY. The term "COVERED SECURITY" means a security as defined in Section 2(a)(36) of the 1940 Act, except that it does not include:

               (a) Direct obligations of the government of the United States;

               (b) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

               (c) Shares issued by open-end management investment companies registered under the 1940 Act; and

               (d) Any other security determined by the Securities and Exchange Commission ("SEC") or its staff to be excluded from the definition of "COVERED SECURITY" contained in Rule 17j-1 under the 1940 Act.

         9. DISPOSITION. The term "disposition" or "dispose" includes the making of any personal or charitable gift of COVERED SECURITIES.

         10. FAMILY ACCOUNT. The term "FAMILY ACCOUNT" means any brokerage or other account containing securities (including but not limited to COVERED SECURITIES) (1) in which an immediate family member of the ACCESS PERSON not sharing the same household has BENEFICIAL OWNERSHIP and (2) over which the ACCESS PERSON exercises direct or indirect, sole or shared, investment control.

         11. FUND. The term "Fund" has the meaning designated in the preamble hereto.

         12. INITIAL PUBLIC OFFERING. The term "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), by an issuer, which immediately before registration, was not subject to reporting requirements of Section 13 or 15(d) of the 1934 Act.

         13. INVESTMENT DECISION MAKER. The term "INVESTMENT DECISION MAKER" means any portfolio manager of the Adviser and any other ADVISORY PERSON who assists a portfolio manager in making investment decisions for a Fund or other client, including, but not limited to, all analysts of the Adviser or of any company in a control relationship to the Adviser.


Dated June 2, 2000                                                  Page 3 of 12

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         14. LIMITED OR PRIVATE OFFERING. The term "LIMITED OR PRIVATE OFFERING"
         means an offering that is exempt from registration under Section 4(2) or 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

         15. 1940 ACT. The term "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to any Fund.

         16. PURCHASE. The term "purchase" includes the writing of an option to purchase.

         17. SALE. The term "sale" includes a short sale, the writing of an option to sell and the making of a gift.

         18. SECURITY BEING CONSIDERED FOR PURCHASE OR SALE. A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         19. SECURITY TO BE HELD OR ACQUIRED. The phrase "SECURITY HELD OR TO BE ACQUIRED" means any COVERED Security which, within the most recent 15 days, is or has been held by a Fund or is being or has been considered by the Adviser for purchase by a Fund or any option to purchase or sell and any security convertible into, or exchangeable for, such COVERED SECURITY.

C.       PROHIBITED AND RESTRICTED ACTIVITIES.

         While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, these actions would always include at least the following prohibited activities.

         1. COMPETING WITH CLIENT TRADES. No ACCESS PERSON may, directly or indirectly, purchase or sell securities if the ACCESS PERSON knows, or reasonably should know, that these securities transactions compete in the market with actual or considered securities transactions for a client, or otherwise personally act to injure a client's securities transactions.

         2. PERSONAL USE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may use the knowledge about securities purchased or sold by a client or securities being considered for purchase or sale by a client to profit personally, directly or indirectly, by the market effect of such transactions.

         3. DISCLOSURE OF CLIENT TRADING KNOWLEDGE. No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON any non-public information relating to a client including, without limitation, the purchase or sale or considered purchase or sale of a security on behalf of a client, except to the extent necessary to effectuate securities transactions on behalf of a client.


Dated June 2, 2000                                                  Page 4 of 12

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         4. INITIAL PUBLIC OFFERINGS. No ACCESS PERSON may, directly or indirectly, purchase any security sold in an INITIAL PUBLIC OFFERING, unless the CONFLICTS COMMITTEE exempts the purchase because of special conditions associated with the purchase.

         5. LIMITED OR PRIVATE OFFERINGS. No ACCESS PERSON may, directly or indirectly purchase any security issued pursuant to a LIMITED OR PRIVATE OFFERING without obtaining prior written approval from the CONFLICTS COMMITTEE. ACCESS PERSONS who have received authorization to purchase securities in a LIMITED OR PRIVATE OFFERING must disclose their BENEFICIAL OWNERSHIP of these securities when these ACCESS PERSONS are involved in considering the purchase on behalf of a Fund or other client of securities of the issuer of the privately placed securities. A decision to purchase securities of this issuer must be independently reviewed by an investment person with no personal interest in that issuer.

         6. ACCEPTANCE OF GIFTS. No ACCESS PERSON may accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Adviser. The CONFLICTS COMMITTEE will from time to time specify the value which will be considered de minimis for purposes of this restriction.

         7. BOARD SERVICE; OUTSIDE EMPLOYMENT. No ACCESS PERSON may serve on the board of directors or trustees of any organization, whether publicly traded or otherwise, absent prior written authorization and determination by the CONFLICTS COMMITTEE that the board service would be consistent with the interests of the Funds and other clients of the Adviser. If board service is authorized, ACCESS PERSONS serving as directors or trustees of issuers may not take part in an investment decision on behalf of the Funds or other clients concerning securities of these issuers. Likewise, no access person may accept any outside employment absent the prior written authorization of the CONFLICTS COMMITTEE.

         8. TRANSACTIONS DURING BLACKOUT PERIOD. NO INVESTMENT DECISION MAKER may, directly or indirectly, (a) purchase or sell any COVERED SECURITY in which he or she has any BENEFICIAL OWNERSHIP or (b) purchase any COVERED SECURITY if that purchase would cause the INVESTMENT DECISION MAKER to acquire any BENEFICIAL OWNERSHIP, in each case within a period of seven (7) calendar days before and after any Fund or other client as to which he or she is an INVESTMENT DECISION MAKER has purchased or sold such COVERED SECURITY.

         9. SHORT-TERM TRADING. No ACCESS PERSON may purchase and sell, or sell and purchase, the same (or equivalent) COVERED SECURITIES within a 60 calendar day period. The CONFLICTS COMMITTEE may, upon request, exempt an ACCESS PERSON from this prohibition if the CONFLICTS COMMITTEE determines that extenuating circumstances warrant the exemption.

         10. DISCLOSURE OF PERSONAL INTEREST. No INVESTMENT DECISION MAKER may recommend any securities transaction by a Fund or other client without having previously disclosed any BENEFICIAL OWNERSHIP in these securities or the issuer thereof to the Adviser, including without limitation:


Dated June 2, 2000                                                  Page 5 of 12

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               (a)  That INVESTMENT DECISION MAKER'S BENEFICIAL OWNERSHIP of any
                    securities of the issuer;

               (b) Any contemplated transaction by that INVESTMENT DECISION MAKER in these securities;

               (c)  Any position with the issuer or its affiliates; and

               (d) Any present or proposed business relationship between the issuer or its affiliates and that INVESTMENT DECISION MAKER or any party in which the INVESTMENT DECISION MAKER has a significant interest.

         An interested INVESTMENT DECISION MAKER may not participate in a decision to purchase and sell securities of the issuer on behalf of a Fund or any other client.

         11. "GOOD UNTIL CANCELLED" OR "LIMIT ORDERS." No ACCESS PERSON may place any "good until cancelled" or "limit" order that does not expire on the day preclearance is granted.

D.       EXEMPT TRANSACTIONS.

         The following transactions are exempt from the preclearance requirements and substantive prohibitions and restrictions of the Code, BUT ARE NOT EXEMPT FROM ANY REPORTING REQUIREMENTS THAT MAY APPLY UNDER SECTION H OF THIS CODE.

         1. Purchases or sales for an account over which the ACCESS PERSON has no direct or indirect influence or control;

         2. Purchases or sales which are non-volitional on the part of the ACCESS PERSON;

         3. Purchases which are part of an automatic dividend reinvestment plan, but only to the extent the access person makes no voluntary adjustment in the rate or type of investment or divestment;

         4. Purchases or sales for which the ACCESS PERSON has received prior written approval from the CODE OF ETHICS SUPERVISOR. Prior approval will be granted only if a purchase or sale of COVERED SECURITIES is consistent with the purposes of this Code of Ethics, Section 17(j) of the 1940 Act and the rules thereunder;

         5. Purchases in an INITIAL PUBLIC OFFERING if (a) the offering is part of the "demutualization" or similar transaction of a mutual bank, insurance company or similar issuer and the ACCESS PERSON'S ability to participate is the direct result of the ACCESS PERSON'S ownership of insurance policies or deposits issued or maintained by the issuer and
         (b) the allocation of shares available for acquisition by the ACCESS PERSON is based on the ACCESS PERSON'S ownership of these policies or deposits;

         6. Transactions involving the disposition solely of fractional shares of equity COVERED SECURITIES; and


Dated June 2, 2000                                                  Page 6 of 12

         7. The receipt of any gift of COVERED SECURITIES.

         Subject to applicable law, the CONFLICTS COMMITTEE may, upon consideration of all of the relevant facts and circumstances, grant a written exemption from provisions of this Code of Ethics with respect to any transaction based on a determination that the transaction does not conflict with the interests of any Fund or client.

E.       JOINT PARTICIPATION.

         A specific provision of the 1940 Act prohibits ACCESS PERSONS, in the absence of an order of the SEC, from effecting a transaction in which a Fund is a "joint or a joint and several participant" with that ACCESS PERSON. Any transaction which suggests the possibility of a question in this area should be presented to the CODE OF ETHICS SUPERVISOR and legal counsel for review.

F.       DUPLICATE BROKERAGE CONFIRMATIONS AND STATEMENTS.

         Each ACCESS PERSON must direct the ACCESS PERSON'S brokers to supply to the CODE OF ETHICS SUPERVISOR, on a timely basis and not less frequently than every calendar quarter, duplicate copies of confirmations of and account statements reflecting all COVERED SECURITIES transactions and holdings (1) in which the ACCESS PERSON has or acquires a direct or indirect BENEFICIAL OWNERSHIP interest and (2) that are included in a FAMILY ACCOUNT, in each case whether or not one of the exemptions listed in Section D above applies.

G.       PRECLEARANCE PROCEDURES FOR TRANSACTIONS IN SECURITIES.

         1. Every ACCESS PERSON must request and obtain preclearance from the CODE OF ETHICS SUPERVISOR before effecting any personal securities transactions in COVERED SECURITIES in or as to which the ACCESS PERSON both: (a) has or acquires a BENEFICIAL OWNERSHIP and (b) has direct or indirect, sole or shared, investment control, except for exempt transactions described in Section D above. The ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR a preclearance request on a form designated by the CODE OF ETHICS SUPERVISOR from time to time for each purchase or sale of a COVERED SECURITY on behalf of such ACCESS PERSON prior to the execution of such transaction.

         2. The CODE OF ETHICS SUPERVISOR will compare the proposed transaction to the daily Restricted List maintained by the Adviser. Preclearance will be denied if: (a) the COVERED SECURITY is being considered for purchase or sale by a Fund or other client or (b) there is an order pending for a Fund or other client with respect to such COVERED SECURITY. The transaction may not be effected unless the CODE OF ETHICS SUPERVISOR pre-clears the transaction in writing or orally (and subsequently confirming the oral preclearance in writing). Preclearance is valid only for the trading day on which it is issued.


Dated June 2, 2000                                                  Page 7 of 12

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H.       REPORTING REQUIREMENTS.

Every ACCESS PERSON subject to this Section H must submit to the CODE OF ETHICS SUPERVISOR, on forms designated by the CODE OF ETHICS SUPERVISOR, the following reports as to (1) all COVERED SECURITIES and brokerage accounts in which the ACCESS PERSON has, or by reason of a transaction, acquires BENEFICIAL OWNERSHIP, whether or not the ACCESS PERSON had any direct or indirect control over the COVERED SECURITIES or accounts and (2) all FAMILY ACCOUNTS, in each case, including reports covering securities exempted by Section D.

         1. Initial Holdings Reports. Not later than 10 days after an ACCESS PERSON becomes an ACCESS PERSON, the following information:

               (a) The title, number of shares and principal amount of each COVERED SECURITY (i) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) that was included in a FAMILY ACCOUNT when the ACCESS PERSON became an ACCESS PERSON;

               (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (i) an account containing securities (including but not limited to COVERED SECURITIES) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP or (ii) a FAMILY ACCOUNT, each as of the date the ACCESS PERSON became an ACCESS PERSON; and

               (c) The date the report is being submitted by the ACCESS PERSON.

         2. Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

               (a) COVERED SECURITIES Transactions. With respect to any acquisition or disposition during the calendar quarter of a COVERED SECURITY (x) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (y) that was included in a FAMILY ACCOUNT:

                    (i) The date of the acquisition or disposition, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each COVERED SECURITY;

                    (ii) The nature of the acquisition or disposition (i.e., purchase, sale, gift or any other type of acquisition or disposition);

                    (iii) The price of the COVERED SECURITY at which the
                          acquisition or disposition was effected;

                    (iv) The name of the broker, dealer or bank with or through which the acquisition or disposition was effected; and

                    (v) The date the report is submitted by the ACCESS PERSON to the CODE OF ETHICS SUPERVISOR.


Dated June 2, 2000                                                  Page 8 of 12

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               However, if no reportable transactions in any COVERED SECURITIES were effected during a calendar quarter, the affected ACCESS PERSON must submit to the CODE OF ETHICS SUPERVISOR, within ten calendar days after the end of the quarter, a report stating that no reportable COVERED SECURITIES transactions were effected.

               (b) Brokerage Accounts. With respect to (i) any account established by the ACCESS PERSON containing securities (including but not limited to COVERED SECURITIES) in which the person had a direct or indirect BENEFICIAL OWNERSHIP and (ii) a FAMILY ACCOUNT during the quarter:

                    (1) The name of the broker, dealer or bank with whom the ACCESS PERSON established the account;

                    (2)  The date the account was established; and

                    (3) The date the report is being submitted by the ACCESS PERSON.

         3. Annual Holdings Reports. By a date specified by the CODE OF ETHICS SUPERVISOR and as of a date within 30 days before this reporting deadline, the following information:

               (a) The title, number of shares and principal amount of each COVERED SECURITY (i) in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) that was included in a FAMILY ACCOUNT;

               (b) The name of any broker, dealer or bank with whom the ACCESS PERSON maintained (i) an account containing securities in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP and (ii) a FAMILY ACCOUNT; and

               (c) The date the report is being submitted by the ACCESS PERSON.

         4. Every report concerning a COVERED SECURITIES transaction that would be prohibited by Section C if an exemption were not available under Section D must identify the exemption relied upon and describe the circumstances of the transaction.

         5. Notwithstanding subparagraph 2 of this Section H, an ACCESS PERSON need not make quarterly transaction reports pursuant to this Code of Ethics if the reported information would duplicate information reported pursuant to Rule 204-2(a)(12) under the Investment Advisers Act of 1940 (the "Advisers Act").

         6. Any report submitted by an ACCESS PERSON in accordance with this Code may contain a statement that the report will not be construed as an admission by that person that he or she has any direct or indirect BENEFICIAL OWNERSHIP in any COVERED SECURITY to which the report relates. The existence of any report will not by itself be construed as an admission that any event reported thereon constitutes a violation of this Code.

         7. To the extent consistent with Rule 17j-1 under the 1940 Act, and Rule 204-2(a)(12) under the Advisers Act, the CODE OF ETHICS SUPERVISOR may approve other alternative reporting procedures from time to time.


Dated June 2, 2000                                                  Page 9 of 12

         8. With respect to transactions or holdings required to be reported under Section H.1-3 of this Code of the type described in Section D.1-3 as to reportable information which an ACCESS PERSON does not reasonably have access to, or which is not known by an ACCESS PERSON, on the date such report is required to be submitted, such ACCESS PERSON shall nevertheless:

               (a) file the required report in a timely manner;

               (b) indicate in the report, to the extent then known to the ACCESS PERSON, that certain data concerning reportable transactions or holdings is unavailable or unknown, describing the circumstances resulting in its being unavailable or unknown; and

               (c) submit a supplemental report containing such information promptly upon his or her having access to such information.

I.       INITIAL AND ANNUAL CERTIFICATION OF COMPLIANCE.

         1. Each ACCESS PERSON, within ten (10) days after becoming an ACCESS PERSON, must certify, on a form designated by the CODE OF ETHICS SUPERVISOR, that the ACCESS PERSON:

                  (a) Has received, read and understands this Code of Ethics and recognizes that the ACCESS PERSON is subject hereto;

                  (b) Will comply with all the requirements of this Code of Ethics; and

                  (c) Has disclosed to the CODE OF ETHICS SUPERVISOR all holdings of COVERED SECURITIES and all accounts required to be disclosed pursuant to the requirements of this Code of Ethics.

         2. Each ACCESS PERSON must also certify annually (by a date specified by and on the form designated by the CODE OF ETHICS SUPERVISOR) that the ACCESS PERSON:

                  (a) Has received, read and understand this Code of Ethics and recognizes that the ACCESS PERSON is subject hereto;

                  (b) Has complied with all the requirements of this Code of Ethics; and

                  (c) Has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported in compliance with the requirements of this Code of Ethics.

         J. CONFIDENTIALITY.

         All information obtained from any ACCESS PERSON hereunder normally will be kept in strict confidence by the Adviser, except that reports of transactions and other information obtained hereunder may be made available to the Securities and Exchange Commission


Dated June 2, 2000                                                 Page 10 of 12
         or any other regulatory or self-regulatory organization or other civil or criminal authority to the extent required by law or regulation or to the extent considered appropriate by senior management of the Adviser in light of all the circumstances. In addition, in the event of violations or apparent violations of the Code, this information may be disclosed to affected clients.

K.       IDENTIFICATION OF AND NOTICE TO ACCESS PERSONS.

         The CODE OF ETHICS SUPERVISOR will identify all persons who are considered to be "ACCESS PERSONS" and INVESTMENT DECISION MAKERS and inform these persons of their respective duties and provide these persons with copies of this Code of Ethics.

L.       REVIEW OF REPORTS.

         The CODE OF ETHICS SUPERVISOR will review the information to be compiled under this Code of Ethics in accordance with such review procedures as the CODE OF ETHICS SUPERVISOR and CONFLICTS COMMITTEE may from time to time determine to be appropriate in light of the purposes of this Code of Ethics.

M.       SANCTIONS.

         Any violation of this Code of Ethics will result in the imposition of such sanctions as the CONFLICTS COMMITTEE may deem appropriate under the circumstances, which may include, but are not limited to, a warning, disgorgement of profits obtained in connection with a violation, the imposition of fines, suspension, demotion, termination of employment or referral to civil or criminal authorities.

N.       RECORDKEEPING REQUIREMENTS.

         The Adviser will maintain and preserve:

         1. In an easily accessible place, a copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         2. In an easily accessible place, a record of any violation of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         3. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, provided that for the first two years such reports must be maintained and preserved in an easily accessible place;

         4. In an easily accessible place, a list of all persons who are, or within the past five years were, required to make or required to review, reports pursuant to this Code of Ethics;

         5. A copy of each report provided to any Fund as required by paragraph
         (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years


Dated June 2, 2000                                                 Page 11 of 12

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         following the end of the fiscal year in which the report is made, provided that for the first two years such record will be preserved in an easily accessible place; and

         6. A written record of any decision, and the reasons supporting any decision, to approve the purchase by an ACCESS PERSON of any security in an INITIAL PUBLIC OFFERING or in a LIMITED OR PRIVATE OFFERING for a period of five years following the end of the fiscal year in which the approval is granted.


Dated June 2, 2000                                                 Page 12 of 12